EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Legend Oil and Gas, Ltd. of our report dated March 31, 2011, on our audit of the consolidated balance sheet of Legend Oil and Gas, Ltd. and Subsidiary as of December 31, 2010, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
May 17, 2011